Exhibit 99.1

ASIAINFO REPORTS FOURTH QUARTER AND

2005 YEAR-END RESULTS

•	Strong Growth in Core Telecom Software Solutions Business During the Quarter and Full Year

•	Significantly Lower than Expected Shipment Volume for Lenovo-AsiaInfo’s Security Products Results in Higher than Expected Loss per Share for the Quarter

•	Company Records Significant One-Time Impairment Charge Related to its Lenovo-AsiaInfo Business Unit

•	Full Year Gross Profit Increases Over 2004, Reflecting Strategic Focus on High-Margin Businesses

•	Company Announces Change to Board of Directors

BEIJING/SANTA CLARA, Calif. – January 25, 2006 – AsiaInfo Holdings, Inc. (Nasdaq: ASIA), (“AsiaInfo”) a leading provider of telecom software solutions and security products and services in China, today announced fourth quarter and full year results for the period ended December 31, 2005.

“AsiaInfo’s telecom software and solutions business had an exemplary quarter as we saw strong growth in orders,” said Steve Zhang, AsiaInfo’s President and Chief Executive Officer. “Our leading BOSS and BI solutions gave us a significant advantage as carriers continued to spend more on IT software and services. Also, during the quarter we signed a contract with Chongqing Telecom, marking a breakthrough in the important China Telecom fixed-network market.”

“Clearly the disappointing performance of the Lenovo-AsiaInfo security business significantly impacted our results this quarter. We have initiated an inquiry into the issues that affected performance at Lenovo-AsiaInfo during the fourth quarter and we may take further actions as appropriate based upon the results of our inquiry,” continued Mr. Zhang. “We believe that with its new management team, Lenovo-AsiaInfo has a strong future as the market for security products and services in China continues to grow rapidly.”

Fourth Quarter 2005 Results

Reflecting the updated earnings guidance announced by the Company on January 4, 2006, net revenue (total revenues net of third party hardware cost) for the fourth quarter was US$16.5 million, a decrease of 20% year-over-year and a 18% decrease sequentially.

As previously stated, the shortfall in net revenue for the quarter was the result of significantly lower than expected shipment volume for the Lenovo-AsiaInfo business unit’s security products.

Gross revenues for the fourth quarter were US$19.8 million, representing a decrease of 31% year-over-year and a decrease of 15% sequentially. Gross margins declined to 24% in the fourth quarter compared to 39% in the year-ago period and 47% in the previous quarter.

Revenue from software products and solutions for the fourth quarter was US$12.7 million, a decrease of 17% from the year-ago period and a decrease of 15% sequentially. Service revenue was US$3.7 million, a 24% decrease year-over-year and a 25% sequential decrease. Third-party hardware revenue in the quarter fell to US$3.5 million as the company continued its focus on high margin software products and solutions.

During the fourth quarter, the Lenovo-AsiaInfo business unit’s contribution to the Company’s net revenue was nominal due to the business unit’s revenue shortfall. Lenovo-AsiaInfo contributed 26% to the Company’s net revenue in the previous quarter.

Due to the disappointing performance of the Lenovo-AsiaInfo business unit, AsiaInfo recorded a US$21.2 million non-cash charge for impairment of goodwill and acquired intangible assets for the fourth quarter. Reflecting this charge, operating loss was US$29.5 million, compared to an operating profit of US$0.6 million in the year-ago period and an operating loss of US$0.8 million in the previous quarter.

Net loss from continuing operations for the fourth quarter was US$28.1 million, or US$0.61 per basic share. Net income in the year-ago period was US$1.2 million, or US$0.03 per basic share, and US$1.5 million or US$0.03 per basic share in the previous quarter.

In line with AsiaInfo’s previously announced strategy of focusing on high margin core business lines, the Company discontinued certain non-core businesses including its Han Management Consulting, Enterprise Information Systems and e-government businesses. Due to the disposal of these discontinued operations, the Company recorded a net loss from discontinued operations for the fourth quarter of US$11.7 million, or US$0.25 per basic share. This compares to US$0.4 million or US$0.01 per basic share in the year-ago period, and US$1.1 million or US$0.02 in the previous quarter.

In the fourth quarter AsiaInfo recorded a total net loss of US$39.8 million, compared to net income of US$0.8 million in the year-ago period and net income of US$0.4 million in the previous quarter. Operating cash flow for the quarter was US$1.3 million.

Telecom Software Solutions Business

During the fourth quarter the Company strengthened its leading position in the telecom software solutions market through the strategic acquisitions of Changjiang Technology’s telecom operation support business group and Zheda Lande’s telecom operation support business group.

Remarking on the telecom solutions business, Steve Zhang said, “Going into 2006, we have strong visibility for our telecom business and we expect to grow this core area organically as carriers look to AsiaInfo’s leading telecom software solutions to increase their competitiveness and profitability.”

Mr. Zhang continued, “In addition, as the market for telecom software solutions in China continues to expand, AsiaInfo will continue to look at attractive acquisitions in the telecom software space that can be easily integrated and allow us to expand our market share.”

2005 Full Year Financial Results

For the full year 2005, the company reported net revenue of US$77.9 million, representing a 22% increase over 2004 net revenue of US$63.9 million. Gross revenue for the full year 2005 was US$93.9 million, down from US$101.7 million in 2004. Gross margins were 40% versus last year’s 36%, as the company continued to focus on its high margin software business and to reduce hardware passthrough.

The Lenovo-AsiaInfo business unit’s full year results contributed 14.0% and 7.8% to the full year gross revenue and gross profit, respectively, and 15.5% to 2005 total net revenue.

Reflecting AsiaInfo’s strategic focus on software products and solutions, revenue from this area grew 38% for the year to US$58.4 million. Service revenue was US$18.6 million, a 5% decrease from US$19.7 million in 2004, and third party hardware revenue fell 58% to US$16.9 million from US$39.7 million in 2004.

Reflecting the large one-time non-cash impairment charge incurred in the fourth quarter, operating loss for the full year 2005 was US$27.1 million, compared to last year’s operating profit of US$5.3 million. Accordingly, net loss from continued operations for 2005 was US$23.7 million, or US$0.53 per basic share as compared to net income of US$10.7 million, or US$0.23 per basic share, for 2004. Net loss from discontinued operations for 2005 was US$13.5 million, or US$0.30 per basic share while it was US$1.0 million, or US$0.02 per basic share in 2004.

AsiaInfo’s full year net operating cash flow was US$9.6 million.

Change to Board of Directors

The Company today announced that Mr. Weiying Zhang has resigned from AsiaInfo’s Board of Directors, effective as of January 24, 2006.

AsiaInfo’s Chairman, James Ding, commented, “We are grateful to Mr. Zhang for his years of service on AsiaInfo’s Board of Directors. As a member of AsiaInfo’s Compensation Committee and Nominating and Corporate Governance Committee, Mr. Zhang contributed significantly to AsiaInfo’s corporate governance.”

First Quarter 2006 Guidance

AsiaInfo expects first quarter net revenue to be US$16 million to 18 million

The Company anticipates that its security products and services business will post an operating loss of US$3 to 4 million in the first quarter as it transitions to a new management team. Therefore, AsiaInfo anticipates a loss per basic share of US$0.04 to 0.05 cents for the first quarter.

ASIAINFO HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands of US$, except share and per share amounts)

	Three Months Ended Dec 31		Year Ended Dec 31
	2005	2004	2005	2004
Revenues:
Software products and solutions	12,663	15,275	58,427	42,263
Service	3,657	4,825	18,616	19,667
Third party hardware	3,505	8,764	16,857	39,724

Total revenues	19,825	28,864	93,900	101,654

Cost of revenues:
Software products and solutions	8,756	7,476	29,566	19,639
Service	2,917	1,770	10,775	7,674
Third party hardware	3,329	8,327	16,013	37,739

Total cost of revenues	15,002	17,573	56,354	65,052

Gross profit	4,823	11,291	37,546	36,602
Operating expenses:
Sales and marketing	5,220	5,640	18,474	13,647
General and administrative	3,731	2,716	11,081	9,109
Research and development	3,886	2,110	12,785	8,222
Amortization of acquired intangible assets	285	258	1,059	285
Impairment of goodwill and acquired intangible assets	21,197	—	21,197	—

Total operating expenses	34,319	10,724	64,596	31,263

(Loss) income from operations	(29,496)	567	(27,050)	5,339
Other income (expenses):
Interest income	958	734	3,324	2,323
Gain on disposal of investment	136	23	133	4,041
Other income (expense), net	(22)	—	23	(20)

Total other income, net	1,072	757	3,480	6,344

(Loss) income before income taxes and equity in loss of an affiliate	(28,424)	1,324	(23,570)	11,683
Income tax (benefit) expense	(315)	155	145	965
Equity in loss of affiliate	—	—	—	(42)

Net (loss) income from continued operations	(28,109)	1,169	(23,715)	10,676

Discontinued operations
Loss from operations of discontinued operations, net of tax	(761)	(361)	(2,530)	(885)
Loss on disposal of discontinued operations, net of tax	(10,924)	—	(10,924)	—

Net loss from discontinued operations	(11,685)	(361)	(13,454)	(885)

Net (loss) income	(39,794)	808	(37,169)	9,791

Net (loss) income from continued operations:
Basic	(0.61)	0.03	(0.53)	0.23
Diluted	(0.61)	0.03	(0.53)	0.21
Net (loss) income from discontinued operations:
Basic	(0.25)	(0.01)	(0.30)	(0.02)
Diluted	(0.25)	(0.01)	(0.30)	(0.02)
Shares used in computation:
Basic	46,144,356	46,226,585	44,983,877	45,590,980
Diluted	46,144,356	52,801,458	44,983,877	52,008,220

Non-GAAP disclosure:
Total revenues net of third party hardware cost	16,496	20,537	77,887	63,915
Total cost of sales net of third party hardware cost	11,673	9,246	40,341	27,313

6

ASIAINFO HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands of US$, except share and per share amounts)

	As at
	Dec 31, 2005	Sept 30, 2005	Dec 31, 2004
ASSETS:
Current Assets:
Cash and cash equivalents	92,176	78,996	94,156
Restricted cash	13,369	15,500	15,625
Short term investments	43,181	53,845	56,949
Notes receivable	3,551	2,865	6,482
Accounts receivable, trade (net of allowances of 4,663 and 3,644 at Dec 31, 2005 and 2004 respectively)	40,727	50,919	58,352
Inventories	5,211	6,957	7,932
Current assets held-for-sale	—	6,623	—
Other current assets	9,517	12,093	10,483

Total current assets	207,732	227,798	249,979

Property, plant and equipment, net	2,374	2,600	1,895
Long term investment	1,729	—	—
Other assets	16,346	39,267	45,490

Total Assets	228,181	269,665	297,364

LIABILITY AND STOCKHOLDERS EQUITY
Current Liabilities:
Notes payable	1,807	2,423	5,720
Accounts payable	9,421	12,773	16,793
Accrued employee benefit	11,849	10,118	7,061
Deferred revenue	18,685	15,839	15,381
Income taxes payable	444	1,882	1,822
Other taxes payable	2,370	2,219	2,142
Current liabilities held-for-sale	—	313	—
Other current liabilities	15,981	16,761	46,653

Total current liabilities	60,557	62,328	95,572

Stockholders’ equity:
Common stock, 100,000,000 shares authorized; 0.01 par value, shares issued: Dec 31, 2005: 46,920,714; Dec 31, 2004: 46,473,532, shares issued and outstanding: Dec 31, 2005: 46,144,613; Dec 31, 2004: 46,314,706	461	469	465
Additional paid-in capital	215,209	215,146	211,394
Treasury stock, at cost: Dec 31, 2005: 776,101; Dec 31, 2004: 158,826	(4,027)	(4,027)	(868)
Accumulated deficit	(46,387)	(6,593)	(9,218)
Accumulated other comprehensive income	2,368	2,342	19

Total stockholders’ equity	167,624	207,337	201,792

Total Liabilities and Stockholders’ Equity	228,181	269,665	297,364

Fourth Quarter and Year End 2005 Conference Call

The earnings announcement conference call will take place on January 25 at 4:00pm Pacific Time/ 7:00pm Eastern Time (Beijing/Hong Kong Time: January 26, 2006 at 8:00am). The dial-in number for the call is 1-719-457-2698.

A replay will be available between 7:00pm Pacific Time on January 25, 2006 until 7:00pm Pacific Time on February 4, 2006 by dialing 888-203-1112 for US callers, 800-908-709 for Hong Kong callers, or 1-719-457-0820 for international callers. The personal identification number (PIN) for the replay is 4656075.

Additionally, a live and archived web cast of this call will be available on the Investor Relations section of the AsiaInfo web site at www.asiainfo.com.

Reconciliation of Non-GAAP Measures

This earnings release contains a presentation of AsiaInfo’s net revenue, which represents total revenue net of hardware costs that are passed through to our customers. Under applicable U.S. securities regulations, net revenue is considered a “Non-GAAP financial measure”. We believe total revenues net of hardware costs more accurately reflects our core business, which is the provision of software solutions and services, and provides transparency to our investors. It is also the same measure used by our management to evaluate the competitiveness and development of our business. The presentation of this additional information is not meant to be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP. Pursuant to relevant regulatory requirements, we are providing in this release the following reconciliation of the Non-GAAP financial measure (Net Revenue) to the most directly comparable GAAP financial measure (Total Revenues).

	2005 Q4	2005 Q3	2004 Q4
	(in thousands of US dollars)
Net Revenue	16,496	20,056	20,537
Third Party Hardware Costs	3,329	3,348	8,327
Total Revenues	19,825	23,404	28,864

	2005	2004
	(in thousands of US dollars)
Net Revenue	77,887	63,915
Third Party Hardware Costs	16,013	37,739
Total Revenues	93,900	101,654

About AsiaInfo Holdings, Inc.

AsiaInfo Holdings, Inc. (Nasdaq: ASIA) is a leading provider of high-quality software and customer solutions to many of China’s largest enterprises. In addition to providing software and customer solutions to China’s telecom carriers, the Company also offers a wide range of security products and services to small, medium and large sized Chinese enterprises across multiple vertical industries.

Organized as a Delaware corporation, AsiaInfo began operations in the United States in 1993. The Company moved its major operations to China in 1995 and played a significant role in the construction of the national Internet backbones and provincial access networks for all of China’s major national telecom carriers, including China Telecom, China Mobile, China Unicom and China Netcom. Since 1998, AsiaInfo has continued to diversify its product offerings and is now a major provider of enterprise software solutions in China.

For more information about AsiaInfo, please visit http://www.asiainfo.com.

The information contained in this document is as of January 25, 2006. AsiaInfo assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.

This document contains forward-looking information about AsiaInfo’s operating results and business prospects that involve substantial risks and uncertainties. You can identify these statements by the fact that they use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause actual results to differ materially are the following: government telecommunications infrastructure and budgetary policy in China; our ability to maintain our concentrated customer base; the long and variable billing cycles for our products and services that can cause our revenues and operating results to vary significantly from period to period; our ability to meet our working capital requirements; our ability to retain our executive officers; our ability to attract and retain skilled personnel; potential liabilities we are exposed to because we extend warranties to our customers; risks associated with cost overruns and delays; our ability to develop or acquire new products or enhancements to our software products that are marketable on a timely and cost-effective basis; our ability to adequately protect our proprietary rights; the competitive nature of the markets we operate in; political and economic policies of the Chinese government. A further list and description of these risks, uncertainties, and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and in our periodic reports on Forms 10-Q and 8-K filed with the United States Securities and Exchange Commission and available at www.sec.gov.

US Contact:

ir@asiainfo.com

1-800-618-0588

408-970-9788

China Contacts:

Eileen Chu

AsiaInfo Technologies (China), Inc.

ir@asiainfo.com

(+8610) 8216-6017

Christina Splinder

Ogilvy Public Relations Worldwide

Christina.Splinder@ogilvy.com

(+8610) 8520-6550